Impreso, Inc. Reports Third Quarter Results of Operations

COPPELL, TX -- 07/15/2005 -- Impreso, Inc. (NASDAQ: ZCOM), which through its subsidiaries is involved in (1) the manufacture and distribution of paper and film hard copy imaging products for commercial and home office applications; (2) the development of eCommerce initiatives; and (3) natural spring water bottling and distribution, today reported its third quarter operating results.

The Company reported a net loss of $574,000 or $(0.11) per share in the three months ended May 31, 2005, compared with net income of $348,000 or $0.07 per share, in the prior-year period. Net sales in the most recent quarter decreased $5.6 million, or 22.2%, to $19.8 million, compared with net sales of $25.5 million in the third quarter of FY 2004.

For the nine months ended May 31, 2005, the Company reported a net loss of $2.5 million or $(0.48) per share, compared with net income of $1.1 million or $0.21 per share, in the corresponding period of the prior year. For the nine months ended May 31, 2005, the Company's net sales decreased 25% to $58.4 million, compared with net sales of $77.9 million in the first nine months of FY2004.

"The decrease in net income and net sales for the three and nine months ended May 31, 2005, as compared to the corresponding periods of the prior year was attributable to the reduction of continuous business forms purchases by a key customer. This event, combined with our unification of the Greencastle, Pennsylvania, and Kearneysville, West Virginia, operations in Chambersburg, Pennsylvania, and start up of the bottled water plant adversely affected our financial position and results of operations," stated Marshall Sorokwasz, President and Chief Executive Officer of Impreso, Inc.

"In June and July 2005, we executed contracts for sale on our Greencastle, Pennsylvania, and Kearneysville, West Virginia plants," continued Mr. Sorokwasz. "We combined these operations into a larger facility in Chambersburg last year and have had these buildings on the market for sale since that time. We intend to consummate these transactions in late August and early September. The sale of these plants and the elimination of the mortgage payments will improve our monthly cash flow, and a portion of the profits will be applied to reduce the outstanding balance on our revolving line of credit," concluded Mr. Sorokwasz.

About Impreso, Inc.

Impreso, Inc. is a holding company for TST/Impreso, Inc. and HotSheet.com, Inc. TST/Impreso, Inc. is a manufacturer and distributor of hard copy imaging products for commercial and home use in domestic and international markets. HotSheet.com, Inc. primarily owns HotSheet.com, a single-page, online Internet directory with categorized links to premier web destinations. Alexa Springs, Inc. is a natural spring water bottling operation. The Company's website domains are www.hotsheet.com, www.impreso.com, and www.tstimpreso.com.

Impreso, Inc. is headquartered in Coppell, Texas, and its common stock trades on the Nasdaq SmallCap Market under the symbol "ZCOM."

This press release may include statements that constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect," "should" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products in the marketplace, competitive factors, new products and technological changes, paper prices and raw material costs, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

                  IMPRESO, INC. AND SUBSIDIARIES

        CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

                                           Three Months Ended
                                  May 31,                      May 31,
                                   2005                         2004
                              -------------               -------------
Net sales                     $  19,829,734               $  25,475,573
Cost of sales                    18,733,138                  21,959,557
                              -------------               -------------

           Gross profit           1,096,596                   3,516,016

Gain on sale of assets              (42,685)                    (14,229)
Selling, General and
 administrative expenses          2,220,005                   2,626,119
                              -------------               -------------

           Operating (loss)
            Income               (1,080,724)                    904,126

Other expenses (income):
        Interest expense            322,641                     243,988
        Extinguishment of debt     (489,645)                          -
        Other income, net           (65,384)                    105,523
                              -------------               -------------

(Loss) income before income
  tax expense                      (848,336)                    554,615

Income tax (benefit) expense:
        Current                    (407,828)                    324,915
        Deferred                    133,138                    (118,351)
                              -------------               -------------

           Total income tax
           (benefit) expense       (274,690)                    206,564

Net (loss) income             $    (573,646)               $    348,051
                              =============                ============

Net (loss) income per share
 (basic and diluted)          $       (0.11)               $       0.07
                              =============                ============

Weighted average shares
 outstanding                      5,278,780                   5,278,780
                              =============                ============

                  IMPRESO, INC. AND SUBSIDIARIES

        CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

                                               Nine Months Ended
                                            May 31,           May 31,
                                             2005              2004
                                       ---------------    ---------------
Net sales                              $    58,435,505    $    77,885,681
Cost of sales                               55,782,864         67,362,876
                                       ---------------    ---------------

       Gross profit                          2,652,641         10,522,805

Gain on sale of assets                        (142,285)           (14,229)
Selling, General and administrative
 expenses                                    6,728,183          7,791,543
                                       ---------------    ---------------

       Operating (loss) Income              (3,933,257)         2,745,491

Other expenses (income):
   Interest expense                            900,903            876,085
   Embezzlement  recovery                     (290,840)                 -
   Extinguishment of debt                     (489,645)                 -
   Other income, net                          (285,662)            99,369
                                       ---------------    ---------------

(Loss) income before income tax
 expense                                    (3,768,013)         1,770,037

Income tax (benefit) expense :
   Current                                  (1,629,201)           865,160
   Deferred                                    403,890           (187,630)
                                       ---------------    ---------------

       Total income tax (benefit)
        expense                             (1,225,311)           677,530

Net (loss) income                      $    (2,542,702)   $     1,092,507
                                       ===============    ===============

Net (loss) income per share (basic
 and diluted)                          $         (0.48)   $          0.21
                                       ===============    ===============

Weighted average shares outstanding          5,278,780          5,278,780
                                       ===============    ===============

For further information, please contact:

Marshall Sorokwasz
(972) 462-0100 (ext. 1103)

or

Tammy Yahiel
General Counsel
(972) 462-0100 (ext. 1117)
e-mail at yahiel@tstimpreso.com